Exhibit 99.1

 Forest City Reports Third-Quarter and Year-to-Date Financial Results


    CLEVELAND--(BUSINESS WIRE)--Dec. 7, 2006--Forest City Enterprises, Inc. (NYSE:FCEA) and (NYSE:FCEB) today announced revenues, net earnings and EBDT for the third quarter and nine months ended October 31, 2006.

    EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the third quarter was $57.4 million, or $0.56 per share, compared with last year's third-quarter EBDT of $64.3 million, or $0.63 per share. EBDT for the nine months ended October 31, 2006 was $177.4 million, or $1.72 per share, compared with last year's $196.8 million, or $1.92 per share. For an explanation of the variances, see "Discussion of Results" below.

    Fiscal third-quarter net earnings were $45.9 million, or $0.45 per share, compared with $12.9 million, or $0.13 per share, in the prior year. Net earnings for the nine months were $106.6 million, or $1.03 per share, compared with $55.3 million, or $0.54 per share, in 2005. The increase in net earnings for the quarter and nine months was primarily attributable to the gain on sale of rental properties.

    EBDT and EBDT per share are non-Generally Accepted Accounting
Principle (GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.

    Third-quarter consolidated revenues were $278.7 million compared with $261.0 million last year. Nine-month revenues were $821.4 million compared with $827.3 million for the nine months ended October 31, 2005.

    Discussion of Results

    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "Our third-quarter and year-to-date financial performance was moderately below our expectations primarily due to the timing of certain transactions and the softness in our land business, but we still expect our fourth quarter to be strong. Negatively impacting EBDT were the softness in land sales (down $6.6 million for the quarter and $23.8 million YTD), the consequences of our interest rate hedging transactions ($4.8 million for the quarter and $11.2 million YTD), and increased corporate interest expense ($1.6 million for the quarter and $2.8 million YTD). Land sales for the first three quarters were affected by both lower volume and delayed timing; however, we expect the fourth quarter for land sales to be comparable to, or greater than, last year's fourth quarter. Our decision to purchase forward swaps to hedge our interest rate exposure on certain upcoming financings impacted our EBDT, but it was the right business decision because it enabled us to lock in favorable, long-term fixed rates."

    Ratner continued, "We are encouraged by the strong performance of our commercial and residential operating portfolios, as evidenced by comparable NOI growth, improved occupancies, and NOI generated from new property openings. The 'lumpiness' inherent in our business quarter-to-quarter is not reflective of long-term financial results. We are confident that the strength in our operating portfolio will continue and, when combined with the timing of certain transactions and fourth-quarter land sales at or above last year, will result in a record year for EBDT."

    Comparable property net operating income (NOI) increased 5.3 percent during the third quarter compared with the same period a year ago. The retail and office portfolios were both up 4.4 percent, and comparable property NOI in the residential portfolio increased 7.4 percent.

    Comparable property NOI, defined as NOI from properties operated in both 2006 and 2005, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full consolidation method.

    Year-to-date 2006 comparable occupancies were up overall compared with the same period a year ago. Comparable retail occupancies were
94.1 percent in 2006 compared with 93.0 percent in 2005. Office occupancies were 93.2 percent compared with 92.4 percent last year. Comparable occupancies in the residential business increased to 95.0 percent compared with 93.1 percent last year.

    The Company has a substantial inventory of land in good markets throughout the country. The Company's land sales were impacted by slowing demand from home buyers at Stapleton, Central Station and other core markets for the land business, reflecting conditions throughout the housing industry that are anticipated to continue into 2007. "We've been in the land business for 50 years and understand its volatility as compared to the rental real estate business. Our portfolio strategy focused on diverse products and markets enables us to use cyclical strengths in certain businesses to offset weaknesses in others. This portfolio diversification continues to allow us to consistently increase cash flow and enhance shareholder value," Ratner said.

    Milestones

    Capital Transactions and Financing Activity

    In the third quarter, the Company completed the sale of $287.5 million of Puttable Equity-Linked Senior Notes due 2011 to qualified institutional buyers and the concurrent repurchase of $25 million of Forest City Class A common stock. The notes will pay interest semiannually at a rate of 3.625 percent per annum and have a put value premium of 25 percent. In connection with the offering, Forest City entered into a puttable note hedge transaction and warrant transaction with several counterparties. These transactions are expected to increase the effective put exercise price, which represents a 40 percent premium. The Company used the net proceeds from the offering to repurchase Class A common stock, to pay the net cost of a puttable note hedge transaction and warrant transaction, to repay nonrecourse debt outstanding under the Company's $600 million revolving credit facility, and for general corporate purposes.

    During the first nine months of 2006, Forest City closed on transactions totaling $885.5 million in nonrecourse mortgage financings, including $465.6 million in refinancings, $207.4 million in development and acquisitions, and $212.5 million in loan extensions and additional fundings.

    As of October 31, 2006, the Company's weighted average cost of mortgage debt increased to 6.09 percent from 5.92 percent at October 31, 2005, primarily due to the general increase in short-term interest rates. Fixed-rate mortgage debt, which represented 71 percent of the Company's total nonrecourse mortgage debt, decreased from 6.33 percent at October 31, 2005 to 6.20 percent at October 31, 2006. The variable-rate mortgage debt increased from 5.02 percent at October 31, 2005 to 5.84 percent at October 31, 2006.

    Acquisitions

    In the fourth quarter, Forest City closed on the previously announced restructuring of the Forest City Ratner Companies (FCRC) portfolio that was initiated during the third quarter. As a result, FCRC President and CEO Bruce Ratner has contributed his ownership interests in 30 operating assets and certain service companies to a newly formed limited liability company, in exchange for cash and units in the new company which are convertible into an equal number of shares of Class A common stock or cash after one year. The two parties have agreed on a methodology to separately value seven projects that are currently under active development. Beyond these seven projects, Forest City Enterprises will own 100 percent of all future New York developments. On November 9, after obtaining approval from the National Basketball Association, Ratner transferred his interest in the Nets basketball franchise to the Company in a separate transaction. Ratner will continue to be Chairman of the Nets. The Company will conduct its New York operations in the same manner as it has for the past 20 years under the leadership of Bruce Ratner. The restructuring is expected to be slightly dilutive to Forest City's EBDT per share in 2006, but accretive overall.

    During the third quarter, Forest City completed the acquisition of ING Real Estate's interest in the 52-story, 1.5-million-square-foot New York Times Building. ING served as a financial partner and helped to share the risk during the development stage of the project, which is on schedule to open in 2007. Also during the quarter, the Company signed the building's largest tenant, the global asset management firm Legg Mason, which will lease approximately 200,000 of the 700,000 square feet that Forest City owns. As a result, more than 75 percent of the building space owned by Forest City has been leased.

    Also during the third quarter, Forest City acquired its partner's interest in Galleria at Sunset, a 1-million-square-foot retail center in Henderson, Nevada. The Company now owns 100 percent of this property, which is scheduled for an expansion to capitalize on the local market's favorable demographics and the center's strong sales of nearly $500 per square foot.

    Dispositions

    Forest City continues to take advantage of favorable market conditions and high valuations to dispose of properties. The most recent example is Battery Park City, which consists of a 463-room Embassy Suites Hotel and approximately 116,000 square feet of retail in Manhattan. Forest City sold the property for $295 million, including $486,000 per hotel room, all total generating a pre-tax gain of $82.6 million and $98.4 million in cash proceeds. During the first quarter, the Company sold the Hilton Times Square Hotel in New York City for $242 million, or $545,000 per room, generating a pre-tax gain of $79 million and $83 million in cash proceeds.

    Project Openings

    Through the first three fiscal quarters, Forest City has opened or acquired nine projects at a total cost of $660.1 million at the Company's pro-rata share and $327.5 million on a full consolidation basis. During the third quarter, the Company opened two large retail/mixed-use projects: the 1.5-million-square-foot Westfield San Francisco Centre retail/office project in downtown San Francisco; and the 1.2-million-square-foot Northfield open-air regional lifestyle center at the Company's Stapleton mixed-use project in Denver.

    Owned and developed in a 50/50 partnership with Westfield, the new San Francisco Centre is one of the largest urban retail centers west of the Mississippi. The new San Francisco Centre connects the redeveloped Emporium department store building to the original San Francisco Centre, adding 1 million square feet of new downtown retail and office space to the existing 500,000-square-foot center. The center opened more than 90 percent leased and includes a 338,000-square-foot Bloomingdale's store and 312,000-square-foot Nordstrom. The center also features some 170 specialty stores, 14 casual restaurants, a gourmet grocery store, a 16,000-square-foot spa and 235,000 square feet of Class A office space.

    Ratner said, "The new San Francisco Centre is a one-of-a-kind project that is destined to become known worldwide as a premier shopping and entertainment destination. Here, we have 1.5 million square feet of commercial space in the heart of a great American city. It combines the modern architecture of Bloomingdale's and a five-level upscale retail center with the restored historic gold dome, which has been a signature of the Emporium building since the early 1900s. This is clearly a case where the whole is greater than the sum of the parts. The center is experiencing heavy foot-traffic since its opening on September 25, and preliminary reports from tenants indicate that sales are above expectations."

    In Denver, the recently completed "main street" phase of Northfield Stapleton is anchored by a 140,000-square-foot Macy's, the first new Macy's store in Colorado. SuperTarget, Circuit City, Colorado's first Bass Pro Shops Outdoor World, and an 18-screen movie theatre previously opened as anchors. Northfield is 1.2 million square feet, bringing Stapleton's total retail space to 2 million square feet
- all of which has been developed within the last five years. During the October grand opening of Northfield, Stapleton received a Silver Certification from the U.S. Green Building Council, which recognized the environmentally sustainable construction and energy-saving aspects of the project.

    In addition, Forest City signed an agreement with the Fitzsimons Redevelopment Authority to develop the 160-acre Fitzsimons life sciences office park adjacent to Stapleton. Located on the site of a former Army medical center, the offices and research and development facilities for the life sciences industry will be built out over the next 20 years or more, with the first buildings expected to be completed by the end of 2008.

    Development Pipeline Highlights

    A schedule of the Company's project openings and acquisitions, and the pipeline of projects under construction, is included in this news release. The schedule includes comparable project costs on both a full consolidation and pro-rata share basis. Described below are several of the Company's projects under construction or under development.

    Projects Under Construction

    At the end of the third quarter, Forest City's pipeline included 19 projects under construction or to be acquired, representing a total cost of $1.8 billion at the Company's pro-rata share and $1.3 billion on a full consolidation basis.

    In the fourth quarter, Forest City expects to open the Edgeworth Building, a former tobacco factory that is being transformed into 142,000 square feet of Class A office space. Edgeworth will be Forest City's first office building at its Tobacco Row mixed-use development in the historic riverfront district of Richmond, Virginia. In California, Forest City recently received its certificate of occupancy at 1100 Wilshire and the first tenants have begun to move in during the fourth quarter. The 228-unit residential condominium project in downtown Los Angeles is a 37-story adaptive re-use of a 1980s-era office building.

    Forest City has three large open-air regional lifestyle centers currently under construction and scheduled to open during 2007 and 2008:

    --  Orchard Town Center, a Westminster, Colorado
        970,000-square-foot shopping center where JCPenney and Target have already opened and Macy's and AMC Theatres will be part of next year's grand opening

    -- Promenade Bolingbrook, a 743,000-square-foot retail center in suburban Chicago where Bass Pro Shops and Marshall Field's will join IKEA as anchors

    -- East River Plaza, a 514,000-square-foot anchored retail center on the site of a former industrial plant in Manhattan

    Residential projects under construction and scheduled to open in 2007 include:

    -- Sterling Glen of Roslyn, a 158-unit supported-living project that brings to 15 the number of senior supported-living properties in the Company's portfolio

    -- Stratford Crossing, a 348-unit apartment community in Wadsworth, Ohio

    -- Mercury, a 238-unit, office-building-to-condominium conversion located in the Koreatown neighborhood of Los Angeles

    Projects Under Development

    At the end of the third quarter, Forest City had more than 25 projects under development, representing more than $2 billion of cost at the Company's pro-rata share and on a full consolidation basis. Among the projects under development and scheduled to begin construction within the next nine months are:

    -- The Shops at Wiregrass, a 525,000-square-foot anchored retail center in the Tampa area

    --  Summit at Lehigh Valley, a mixed-use project in eastern
        Pennsylvania, which includes a 492,000-square-foot lifestyle center

    -- Beekman, which will feature more than 800 residential units and an elementary school in Manhattan

    During the third quarter, Forest City received city approval to develop the mixed-use Village at Gulfstream Park project in Hallandale Beach, Florida, adjacent to an expanded and renovated horse racing track. Construction on the initial retail phase of the multi-year development is scheduled to begin in 2007.

    In Washington D.C., Forest City announced that two local government agencies have agreed to lease approximately 500,000 square feet in two new office buildings at the Company's Waterfront mixed-use redevelopment project. Occupancy by the two agencies - the District's Office of the Chief Financial Officer and the Department of Consumer and Regulatory Affairs - is expected to occur in 2009. Waterfront involves the redevelopment of the former Waterside Mall to create up to 2 million square feet of commercial space, as well as residential units.

    Military Housing

    Through the Company's Forest City Military Communities affiliate, Forest City's involvement in military family housing has continued to grow in 2006. In Hawaii, Forest City is working with both the Navy and the Marines. The Company is responsible for owning, developing and managing more than 1,900 homes for the Navy in Phase I and another 2,500 homes in the newly awarded Phase II at communities in and around Pearl Harbor. Forest City was also awarded a contract for the Marines to build and renovate more than 1,100 homes in Hawaii. In the North Shore suburbs of Chicago, the Company is responsible for the demolition, renovation, new construction and management of approximately 1,600 Navy Great Lakes homes for military families.

    During the third quarter, Forest City was awarded exclusive negotiation rights for military housing at the United States Air Force Academy. Forest City plans to team with Hunt Building Corporation to redevelop more than 400 family homes at the Academy's Pine Valley and Douglass Valley housing areas in Colorado Springs, Colorado. Forest City expects to take responsibility for owning and managing the communities in early 2007.

    In total, Forest City has committed to develop, own and manage more than 7,700 military family housing units. "Military housing is a great long-term value proposition for us and these transactions are indicative of this growing portfolio," said Ratner.

    Outlook

    Ratner said, "We remain on target for a record year, our 27th consecutive year of EBDT growth. We have a track record of past successes and a strong pipeline of future opportunities, with more than 40 projects under construction or under development. Once again, our portfolio strategy of diverse products and markets is paying off. Diversification enables us to use cyclical strengths in certain businesses to offset weaknesses in others. Looking ahead to 2007, we expect that land sales will continue to be soft. At the same time, our operating portfolio and recently completed projects will be significant growth drivers, resulting in another year of record EBDT in 2007."

    Corporate Description

    Forest City Enterprises, Inc. is an $8.5 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States.

    Supplemental Package

    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the quarter ended October 31, 2006, with reconciliations of non-GAAP financial measures, such as EBDT, comparable NOI and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.

    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities ("VIE"), even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method, in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's core markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2006.


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2006 and 2005
            (dollars in thousands, except per share data)

                           Three Months Ended,        Increase
                               October 31,            (Decrease)
                            2006        2005        Amount   Percent
                         ------------------------ ---------- -------
Operating Results:
Earnings (loss) from
 continuing operations      $ (6,836)     $8,148  $ (14,984)
Discontinued operations,
 net of tax and minority
 interest(1)                  52,711       4,756     47,955
                         ------------------------ ----------
Net earnings                $ 45,875     $12,904   $ 32,971
                         ======================== ==========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT)(2)                  $ 57,400     $64,250   $ (6,850) (10.7%)
                         ======================== ==========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
         Amortization
          and Deferred
          Taxes (EBDT)
          (2):

  Net Earnings              $ 45,875     $12,904   $ 32,971

  Depreciation and
   amortization - Real
   Estate Groups(5)           47,222      46,276        946

  Amortization of
   mortgage procurement
   costs - Real Estate
   Groups(5)                   2,743       3,026       (283)

  Deferred income tax
   expense - Real Estate
   Groups (6)                 29,739      12,906     16,833

  Deferred income tax
   expense - Non-Real
   Estate Groups:(6)
        Gain on
         disposition of
         other
         investments               -           -          -

  Current income tax
   expense on non-
   operating
   earnings:(6)
        Gain on
         disposition of
         other
         investments               -           -          -
        Gain on
         disposition
         included in
         discontinued
         operations           17,227           -     17,227
        Gain on
         disposition of
         equity method
         rental
         properties                -         220       (220)

 Straight-line rent
  adjustment(3)               (1,528)     (1,200)      (328)

 Provision for decline
  in real estate, net of
  minority interest                -       2,120     (2,120)

 Provision for decline
  in real estate of
  equity method rental
  properties                       -           -          -

 Gain on disposition of
  equity method rental
  properties                       -      (2,526)     2,526

 Gain on disposition of
  other investments                -           -          -

 Discontinued
  operations:(1)
        Gain on
         disposition of
         rental
         properties         (143,494)     (9,476)  (134,018)
        Minority
         interest - Gain
         on disposition       59,616           -     59,616

                         ------------------------ ----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT)(2)                $ 57,400     $64,250   $ (6,850) (10.7%)
                         ======================== ==========

Diluted Earnings per
 Common Share:

Earnings (loss) from
 continuing operations       $ (0.07)      $0.08    $ (0.15)
Discontinued operations,
 net of tax and minority
 interest(1)                    0.52        0.05       0.47
                         ------------------------ ----------
Net earnings                  $ 0.45       $0.13     $ 0.32
                         ======================== ==========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT)(2)(4)                 $ 0.56       $0.63    $ (0.07) (11.1%)
                         ======================== ==========

Operating earnings, net
 of tax (a non-GAAP
 financial measure)          $ (0.02)      $0.09    $ (0.11)

Provision for decline in
 real estate, net of tax           -       (0.02)      0.02

Gain on disposition of
 rental properties and
 other investments, net
 of tax                         1.09        0.07       1.02

Minority interest              (0.62)      (0.01)     (0.61)

                         ------------------------ ----------
Net earnings                  $ 0.45       $0.13     $ 0.32
                         ======================== ==========

Diluted weighted average
 shares outstanding(4)   101,680,649 102,675,753   (995,104)
                         ======================== ==========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2006 and 2005
            (dollars in thousands, except per share data)

                              Nine Months Ended         Increase
                                 October 31,            (Decrease)
                              2006        2005        Amount   Percent
                          ------------------------- ---------- -------
Operating Results:
Earnings (loss) from
 continuing operations         $ 1,056     $53,894  $ (52,838)
Discontinued operations,
 net of tax and minority
 interest(1)                   105,569       1,390    104,179
                          ------------------------- ----------
Net earnings                 $ 106,625     $55,284   $ 51,341
                          ========================= ==========

Earnings Before
 Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)             $ 177,404    $196,839  $ (19,435)  (9.9%)
                          ========================= ==========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
         Amortization and
          Deferred Taxes
          (EBDT) (2):

  Net Earnings               $ 106,625     $55,284   $ 51,341

  Depreciation and
   amortization - Real
   Estate Groups(5)            148,807     138,513     10,294

  Amortization of mortgage
   procurement costs -
   Real Estate Groups(5)         8,098       8,659       (561)

  Deferred income tax
   expense - Real Estate
   Groups (6)                   73,128      17,892     55,236

  Deferred income tax
   expense - Non-Real
   Estate Groups:(6)
        Gain on
         disposition of
         other investments           -         174       (174)

  Current income tax
   expense on non-
   operating earnings:(6)
        Gain on
         disposition of
         other investments           -          60        (60)
        Gain on
         disposition
         included in
         discontinued
         operations             17,198           -     17,198
        Gain on
         disposition of
         equity method
         rental properties       2,657       8,147     (5,490)

 Straight-line rent
  adjustment(3)                 (4,559)     (6,183)     1,624

 Provision for decline in
  real estate, net of
  minority interest              1,923       4,694     (2,771)

 Provision for decline in
  real estate of equity
  method rental properties         400         704       (304)

 Gain on disposition of
  equity method rental
  properties                    (7,662)    (21,023)    13,361

 Gain on disposition of
  other investments                  -        (606)       606

 Discontinued
  operations:(1)
        Gain on
         disposition of
         rental properties    (287,220)     (9,476)  (277,744)
        Minority interest
         - Gain on
         disposition           118,009           -    118,009

                          ------------------------- ----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT)(2)                 $ 177,404    $196,839  $ (19,435)  (9.9%)
                          ========================= ==========

Diluted Earnings per
 Common Share:

Earnings (loss) from
 continuing operations          $ 0.01       $0.53    $ (0.52)
Discontinued operations,
 net of tax and minority
 interest(1)                      1.02        0.01       1.01
                          ------------------------- ----------
Net earnings                    $ 1.03       $0.54     $ 0.49
                          ========================= ==========

Earnings Before
 Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)(4)             $ 1.72       $1.92    $ (0.20) (10.4%)
                          ========================= ==========

Operating earnings, net of
 tax (a non-GAAP financial
 measure)                       $ 0.10       $0.48    $ (0.38)

Provision for decline in
 real estate, net of tax         (0.01)      (0.04)      0.03

Gain on disposition of
 rental properties and
 other investments, net of
 tax                              2.19        0.18       2.01

Minority interest                (1.25)      (0.08)     (1.17)

                          ------------------------- ----------
Net earnings                    $ 1.03       $0.54     $ 0.49
                          ========================= ==========

Diluted weighted average
 shares outstanding(4)     103,236,067 102,490,316   (820,187)
                          ========================= ==========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2006 and 2005
                        (dollars in thousands)

                                Three Months Ended,    Increase
                                    October 31,        (Decrease)
                                  2006     2005      Amount  Percent
                                ------------------- ----------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate
 operations
  Commercial Group              $191,193  $189,993    $1,200
  Residential Group               64,531    53,204    11,327
  Land Development Group          22,934    17,767     5,167
  Corporate Activities                 -         -         -
                                ------------------- ---------
       Total Revenues            278,658   260,964    17,694    6.8%

Operating expenses              (172,111) (154,536)  (17,575)
Interest expense, including
 early extinguishment of debt    (71,194)  (64,950)   (6,244)
Amortization of mortgage
 procurement costs(5)             (2,786)   (2,621)     (165)
Depreciation and
 amortization(5)                 (45,115)  (40,801)   (4,314)
Interest and other income          7,105     4,988     2,117
Equity in earnings of
 unconsolidated entities           9,122    16,113    (6,991)
Provision for decline in real
 estate of equity method rental
 properties                            -         -         -
Gain on disposition of equity
 method rental properties              -    (2,526)    2,526
Revenues and interest income
 from discontinued
 operations(1)                    13,977    30,629   (16,652)
Expenses from discontinued
 operations(1)                   (12,025)  (31,727)   19,702
                                ------------------- ---------

Operating earnings (loss) (a
 non-GAAP financial measure)       5,631    15,533    (9,902)
                                ------------------- ---------

Income tax expense(6)             (6,927)   (7,378)      451
Income tax expense from
 discontinued operations(1)(6)   (33,194)   (3,001)  (30,193)
Income tax expense on non-
 operating earnings items (see
 below)                           32,410     3,818    28,592
                                ------------------- ---------

Operating earnings, net of tax
 (a non-GAAP financial measure)   (2,080)    8,972   (11,052)
                                ------------------- ---------

Provision for decline in real
 estate                                -    (3,480)    3,480

Provision for decline in real
 estate of equity method rental
 properties                            -         -         -

Gain on disposition of equity
 method rental properties              -     2,526    (2,526)

Gain on disposition of other
 investments                           -         -         -

Gain on disposition of rental
 properties included in
 discontinued operations(1)      143,494     9,476   134,018

Income tax benefit (expense) on
 non-operating earnings:(6)
     Provision for decline in
      real estate                      -       819      (819)
     Provision for decline in
      real estate of equity
      method rental properties         -         -         -
     Gain on disposition of
      other investments                -         -         -
     Gain on disposition of
      equity method rental
      properties                       -      (975)      975
     Gain on disposition of
      rental properties included
      in discontinued operations (32,410)   (3,662)  (28,748)
                                ------------------- ---------
Income tax expense on non-
 operating earnings (see above)  (32,410)   (3,818)  (28,592)
                                ------------------- ---------

Minority interest in continuing
 operations                       (3,588)     (151)   (3,437)

Minority interest in
 discontinued operations:(1)
     Operating earnings               75      (621)      696
     Gain on disposition of
      rental properties          (59,616)        -   (59,616)
                                ------------------- ---------
                                 (59,541)     (621)  (58,920)
                                ------------------- ---------

Minority interest                (63,129)     (772)  (62,357)
                                ------------------- ---------

Net earnings                    $ 45,875   $12,904  $ 32,971
                                =================== =========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2006 and 2005
                        (dollars in thousands)

                                   Nine Months Ended     Increase
                                      October 31,        (Decrease)
                                    2006      2005     Amount  Percent
                                 -------------------- ----------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate
 operations
  Commercial Group                 $568,674 $595,292  $(26,618)
  Residential Group                 186,892  154,737    32,155
  Land Development Group             65,844   77,241   (11,397)
  Corporate Activities                    -        -         -
                                 -------------------- ---------
       Total Revenues               821,410  827,270    (5,860) (0.7%)

Operating expenses                 (488,443)(476,528)  (11,915)
Interest expense, including
 early extinguishment of debt      (215,427)(198,698)  (16,729)
Amortization of mortgage
 procurement costs(5)                (8,260)  (7,497)     (763)
Depreciation and amortization(5)   (130,902)(121,032)   (9,870)
Interest and other income            29,986   18,485    11,501
Equity in earnings of
 unconsolidated entities             15,811   46,029   (30,218)
Provision for decline in real
 estate of equity method rental
 properties                             400      704      (304)
Gain on disposition of equity
 method rental properties            (7,662) (21,023)   13,361
Revenues and interest income
 from discontinued operations(1)     51,074   87,923   (36,849)
Expenses from discontinued
 operations(1)                      (47,641) (94,447)   46,806
                                 -------------------- ---------

Operating earnings (loss) (a
 non-GAAP financial measure)         20,346   61,186   (40,840)
                                 -------------------- ---------

Income tax expense(6)               (11,065) (21,161)   10,096
Income tax expense from
 discontinued operations(1)(6)      (66,479)    (879)  (65,600)
Income tax expense on non-
 operating earnings items (see
 below)                              67,446    9,933    57,513
                                 -------------------- ---------

Operating earnings, net of tax
 (a non-GAAP financial measure)      10,248   49,079   (38,831)
                                 -------------------- ---------

Provision for decline in real
 estate                              (1,923)  (6,100)    4,177

Provision for decline in real
 estate of equity method rental
 properties                            (400)    (704)      304

Gain on disposition of equity
 method rental properties             7,662   21,023   (13,361)

Gain on disposition of other
 investments                              -      606      (606)

Gain on disposition of rental
 properties included in
 discontinued operations(1)         287,220    9,476   277,744

Income tax benefit (expense) on
 non-operating earnings:(6)
     Provision for decline in
      real estate                       743    1,814    (1,071)
     Provision for decline in
      real estate of equity
      method rental properties          155      272      (117)
     Gain on disposition of
      other investments                   -     (234)      234
     Gain on disposition of
      equity method rental
      properties                     (2,962)  (8,123)    5,161
     Gain on disposition of
      rental properties included
      in discontinued operations    (65,382)  (3,662)  (61,720)
                                 -------------------- ---------
Income tax expense on non-
 operating earnings (see above)     (67,446)  (9,933)  (57,513)
                                 -------------------- ---------

Minority interest in continuing
 operations                         (10,131)  (7,480)   (2,651)

Minority interest in
 discontinued operations:(1)
     Operating earnings                (596)    (683)       87
     Gain on disposition of
      rental properties            (118,009)       -  (118,009)
                                 -------------------- ---------
                                   (118,605)    (683) (117,922)
                                 -------------------- ---------

Minority interest                  (128,736)  (8,163) (120,573)
                                 -------------------- ---------

Net earnings                      $ 106,625  $55,284  $ 51,341
                                 ==================== =========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2006 and 2005
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

4) For the three months ended October 31, 2006 and the nine months ended October 31, 2006, the effect of 1,646,734 and 1,565,938 shares of dilutive securities respectively were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the three months and nine months ended October 31, 2006, diluted weighted average shares outstanding of 103,327,383 and 103,236,067 respectively were used to arrive at $0.54/share and $1.70/share respectively.)

5) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

                             Depreciation and      Depreciation and
                                Amortization          Amortization
                            -------------------- ---------------------
                            Three Months Ended    Nine Months Ended
                                 October 31,          October 31,
                            -------------------- ---------------------
                               2006      2005       2006       2005
                            -------------------- ---------------------

Full Consolidation             $45,115  $40,801    $130,902  $121,032
Non-Real Estate Groups            (236)    (198)       (932)     (736)
                            -------------------- ---------------------
Real Estate Groups Full
 Consolidation                  44,879   40,603     129,970   120,296
Real Estate Groups related
 to minority interest           (3,705)  (4,228)    (10,714)  (13,108)
Real Estate Groups Equity
 Method                          5,710    6,294      25,912    19,825
Real Estate Groups
 Discontinued Operations           338    3,607       3,639    11,500
                            -------------------- ---------------------
Real Estate Groups Pro-Rata
 Consolidation                 $47,222  $46,276    $148,807  $138,513
                            ==================== =====================

                              Amortization of      Amortization of
                             Mortgage Procurement Mortgage Procurement
                                    Costs                Costs
                            ------------------------------------------
                            Three Months Ended    Nine Months Ended
                                 October 31,          October 31,
                            -------------------- ---------------------
                               2006      2005       2006       2005
                            -------------------- ---------------------

Full Consolidation              $2,786   $2,621      $8,260    $7,497
Non-Real Estate Groups             (46)     (84)       (236)     (286)
                            -------------------- ---------------------
Real Estate Groups Full
 Consolidation                   2,740    2,537       8,024     7,211
Real Estate Groups related
 to minority interest             (315)    (317)       (915)     (982)
Real Estate Groups Equity
 Method                            293      303         860       906
Real Estate Groups
 Discontinued Operations            25      503         129     1,524
                            -------------------- ---------------------
Real Estate Groups Pro-Rata
 Consolidation                  $2,743   $3,026      $8,098    $8,659
                            ==================== =====================


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
             Nine Months Ended October 31, 2006 and 2005
                            (in thousands)

                            Three Months Ended    Nine Months Ended
                                 October 31,          October 31,
                            -------------------- ---------------------
                               2006      2005       2006       2005
                            -------------------- ---------------------
(6) The following table        (in thousands)       (in thousands)
 provides detail of Income
 Tax Expense (Benefit):

(A) Operating earnings
           Current             $(7,705) $(1,938)   $(15,710)  $(1,277)
           Deferred             14,632    9,160      24,711    16,167
                            -------------------- ---------------------
                                 6,927    7,222       9,001    14,890
                            -------------------- ---------------------

(B) Provision for decline in
 real estate
           Deferred                  -     (819)       (743)   (1,814)
           Deferred - Equity
            method
            investment               -        -        (155)     (272)
                            -------------------- ---------------------
                                     -     (819)       (898)   (2,086)
                            -------------------- ---------------------
(C) Gain on disposition of
 other investments
           Current - Non-
            Real Estate
            Groups                   -        -           -        60
           Deferred - Non-
            Real Estate
            Groups                   -        -           -       174
                            -------------------- ---------------------
                                     -        -           -       234
                            -------------------- ---------------------
(D) Gain on disposition of equity
 method rental properties
          Current                    -      220       2,657     8,147
          Deferred                   -      755         305       (24)
                            -------------------- ---------------------
                                     -      975       2,962     8,123
                            -------------------- ---------------------

       Subtotal (A)(B)(C)(D)
          Current               (7,705)  (1,718)    (13,053)    6,930
          Deferred              14,632    9,096      24,118    14,231
                            -------------------- ---------------------
          Income tax expense     6,927    7,378      11,065    21,161
                            -------------------- ---------------------

(E) Discontinued operations
 - Rental Properties
          Operating earnings
          Current                  136     (383)         (1)   (4,359)
          Deferred                 648     (278)      1,098     1,576
                            -------------------- ---------------------
                                   784     (661)      1,097    (2,783)

         Gain on disposition
          of rental
          properties
         Current                17,227        -      17,198         -
         Deferred               15,183    3,662      48,184     3,662
                            -------------------- ---------------------
                                32,410    3,662      65,382     3,662
                            -------------------- ---------------------
                                33,194    3,001      66,479       879
                            -------------------- ---------------------

      Grand
       Total (A)(B)(C)(D)(E)
          Current                9,658   (2,101)      4,144     2,571
          Deferred              30,463   12,480      73,400    19,469
                            -------------------- ---------------------
                              $ 40,121  $10,379    $ 77,544   $22,040
                            -------------------- ---------------------

      Recap of Grand Total:
        Real Estate Groups
          Current               13,259    1,147      15,704    13,571
          Deferred              29,739   12,906      73,128    17,892
                            -------------------- ---------------------
                                42,998   14,053      88,832    31,463
        Non-Real Estate
         Groups
          Current               (3,601)  (3,248)    (11,560)  (11,000)
          Deferred                (724)    (426)       (272)    1,577
                            -------------------- ---------------------
                                (2,877)  (3,674)    (11,288)   (9,423)
                            -------------------- ---------------------
       Grand Total            $ 40,121  $10,379    $ 77,544   $22,040
                            ==================== =====================


Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                         Three Months Ended October 31, 2006
                ------------------------------------------------------

                                      Plus
                                     Unconsol-
                                      idated
                  Full      Less     Invest-      Plus      Pro-Rata
                  Consol-  Minority  ments at  Discontinued  Consol-
                  idation  Interest Pro-Rata    Operations   idation
                ------------------------------------------------------

 Revenues from
  real estate
  operations    $278,658   $26,044   $ 65,075      $11,845 $ 329,534
 Exclude
  straight-line
  rent
  adjustment(1)   (2,884)        -          -          (13)   (2,897)
                ------------------------------------------------------
 Adjusted
  revenues       275,774    26,044     65,075       11,832   326,637

 Operating
  expenses       172,111    12,990     43,066        7,840   210,027
 Add back
  depreciation
  and
  amortization
  for non-Real
  Estate
  Groups(b)          236         -       (251)           -       (15)
 Add back
  amortization
  of mortgage
  procurement
  costs for non-
  Real Estate
  Groups(d)           46         1        293            -       338
 Exclude
  straight-line
  rent
  adjustment(2)   (1,149)        -          -         (220)   (1,369)
                ------------------------------------------------------
 Adjusted
  operating
  expenses       171,244    12,991     43,108        7,620   208,981

 Add interest
  and other
  income           7,105       802        442           74     6,819
 Add equity in
  earnings of
  unconsolidated
  entities         9,122         -     (3,446)           -     5,676
 Remove gain on
  disposition of
  equity method
  rental
  properties           -         -          -            -         -
 Add back equity
  method
  depreciation
  and
  amortization
  expense (see
  below)           6,003         -     (6,003)           -         -
                ------------------------------------------------------

 Net Operating
  Income         126,760    13,855     12,960        4,286   130,151

 Interest
  expense,
  including
  early
  extinguishment
  of debt        (71,194)   (6,247)   (12,960)      (1,689)  (79,596)

 Gain on
  disposition of
  equity method
  rental
  properties(e)        -         -          -            -         -

 Gain on
  disposition of
  rental
  properties           -         -          -       83,878    83,878

 Provision for
  decline in
  real estate          -         -          -            -         -

 Provision for
  decline in
  real estate of
  equity method
  rental
  properties           -         -          -            -         -

 Depreciation
  and
  amortization -
  Real Estate
  Groups(a)      (44,879)   (3,705)    (5,710)        (338)  (47,222)

 Amortization of
  mortgage
  procurement
  costs - Real
  Estate
  Groups(c)       (2,740)     (315)      (293)         (25)   (2,743)

 Straight-line
  rent
  adjustment (1)
  + (2)            1,735         -          -         (207)    1,528

 Equity method
  depreciation
  and
  amortization
  expense (see
  above)          (6,003)        -      6,003            -         -
                ------------------------------------------------------

 Earnings before
  income taxes     3,679     3,588          -       85,905    85,996

 Income tax
  expense         (6,927)        -          -      (33,194)  (40,121)
                ------------------------------------------------------

 Earnings (loss)
  before
  minority
  interest and
  discontinued
  operations      (3,248)    3,588          -       52,711    45,875

 Minority
  Interest        (3,588)   (3,588)         -            -         -
                ------------------------------------------------------
 Earnings (loss)
  from
  continuing
  operations      (6,836)        -          -       52,711    45,875

 Discontinued
  operations,
  net of tax and
  minority
  interest:
    Operating
     earnings
     (loss) from
     rental
     properties    1,243         -          -       (1,243)        -
    Gain on
     disposition
     of rental
     properties   51,468         -          -      (51,468)        -
                ------------------------------------------------------
                  52,711         -          -      (52,711)        -

                ------------------------------------------------------
 Net earnings   $ 45,875        $-         $-           $-  $ 45,875
                ======================================================


 (a)Depreciation
  and
  amortization -
  Real Estate
  Groups         $44,879    $3,705     $5,710         $338   $47,222
 (b)Depreciation
  and
  amortization -
  Non-Real
  Estate Groups      236         -       (251)           -       (15)
                ------------------------------------------------------
   Total
    depreciation
    and
    amortization $45,115    $3,705    $ 5,459         $338  $ 47,207
                ======================================================

 (c)Amortization
  of mortgage
  procurement
  costs - Real
  Estate Groups   $2,740      $315       $293          $25    $2,743
 (d)Amortization
  of mortgage
  procurement
  costs - Non-
  Real Estate
  Groups              46         1        293            -       338
                ------------------------------------------------------
   Total
    amortization
    of mortgage
    procurement
    costs         $2,786      $316      $ 586          $25   $ 3,081
                ======================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended October 31, 2006, no equity method properties were sold. For the three months ended October 31, 2005, one equity method property was sold, Flower Park Plaza, resulting in a pre-tax gain on disposition of $2,526.


Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                          Three Months Ended October 31, 2005
                ------------------------------------------------------

                                       Plus
                                      Unconsol-
                                       idated
                   Full      Less     Invest-       Plus      Pro-Rata
                   Consol-  Minority  ments at   Discontinued  Consol-
                   idation  Interest Pro-Rata     Operations   idation
                ------------------------------------------------------

 Revenues from
  real estate
  operations     $260,964   $26,285    $81,644       $26,882 $343,205
 Exclude
  straight-line
  rent
  adjustment(1)    (3,214)        -          -           (31)  (3,245)
                ------------------------------------------------------
 Adjusted
  revenues        257,750    26,285     81,644        26,851  339,960

 Operating
  expenses        154,536    13,318     49,633        18,518  209,369
 Add back
  depreciation
  and
  amortization
  for non-Real
  Estate
  Groups(b)           198         -        597             -      795
 Add back
  amortization
  of mortgage
  procurement
  costs for non-
  Real Estate
  Groups(d)            84         -        385             -      469
 Exclude
  straight-line
  rent
  adjustment(2)    (1,481)        -          -          (564)  (2,045)
                ------------------------------------------------------
 Adjusted
  operating
  expenses        153,337    13,318     50,615        17,954  208,588

 Add interest
  and other
  income            4,988       502         58           158    4,702
 Add equity in
  earnings of
  unconsolidated
  entities         16,113         -    (14,733)            -    1,380
 Remove gain on
  disposition of
  equity method
  rental
  properties       (2,526)        -      2,526             -        -
 Add back equity
  method
  depreciation
  and
  amortization
  expense (see
  below)            6,597         -     (6,597)            -        -
                ------------------------------------------------------

 Net Operating
  Income          129,585    13,469     12,283         9,055  137,454

 Interest
  expense,
  including
  early
  extinguishment
  of debt         (64,950)   (7,413)   (12,283)       (6,131) (75,951)

 Gain on
  disposition of
  equity method
  rental
  properties(e)     2,526         -          -             -    2,526

 Gain on
  disposition of
  rental
  properties            -         -          -         9,476    9,476

 Provision for
  decline in
  real estate      (3,480)   (1,360)         -             -   (2,120)

 Provision for
  decline in
  real estate of
  equity method
  rental
  properties            -         -          -             -        -

 Depreciation
  and
  amortization -
  Real Estate
  Groups(a)       (40,603)   (4,228)    (6,294)       (3,607) (46,276)

 Amortization of
  mortgage
  procurement
  costs - Real
  Estate
  Groups(c)        (2,537)     (317)      (303)         (503)  (3,026)

 Straight-line
  rent
  adjustment (1)
  + (2)             1,733         -          -          (533)   1,200

 Equity method
  depreciation
  and
  amortization
  expense (see
  above)           (6,597)        -      6,597             -        -
                ------------------------------------------------------

 Earnings before
  income taxes     15,677       151          -         7,757   23,283

 Income tax
  expense          (7,378)        -          -        (3,001) (10,379)
                ------------------------------------------------------

 Earnings (loss)
  before
  minority
  interest and
  discontinued
  operations        8,299       151          -         4,756   12,904

 Minority
  Interest           (151)     (151)         -             -        -
                ------------------------------------------------------
 Earnings (loss)
  from
  continuing
  operations        8,148         -          -         4,756   12,904

 Discontinued
  operations,
  net of tax and
  minority
  interest:
    Operating
     earnings
     (loss) from
     rental
     properties    (1,058)        -          -         1,058        -
    Gain on
     disposition
     of rental
     properties     5,814         -          -        (5,814)       -
                ------------------------------------------------------
                    4,756         -          -        (4,756)       -

                ------------------------------------------------------
 Net earnings     $12,904        $-         $-            $-  $12,904
                ======================================================


 (a)Depreciation
  and
  amortization -
  Real Estate
  Groups          $40,603    $4,228     $6,294        $3,607  $46,276
 (b)Depreciation
  and
  amortization -
  Non-Real
  Estate Groups       198         -        597             -      795
                ------------------------------------------------------
   Total
    depreciation
    and
    amortization  $40,801    $4,228     $6,891        $3,607  $47,071
                ======================================================

 (c)Amortization
  of mortgage
  procurement
  costs - Real
  Estate Groups    $2,537      $317       $303          $503   $3,026
 (d)Amortization
  of mortgage
  procurement
  costs - Non-
  Real Estate
  Groups               84         -        385             -      469
                ------------------------------------------------------
   Total
    amortization
    of mortgage
    procurement
    costs          $2,621      $317       $688          $503   $3,495
                ======================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended October 31, 2006, no equity method properties were sold. For the three months ended October 31, 2005, one equity method property was sold, Flower Park Plaza, resulting in a pre-tax gain on disposition of $2,526.


Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                          Nine Months Ended October 31, 2006
                  ----------------------------------------------------

                                         Plus
                                        Unconsol-
                                         idated     Plus
                     Full      Less     Invest-   Discont-  Pro-Rata
                    Consol-   Minority  ments at   inued     Consol-
                    idation   Interest Pro-Rata  Operations  idation
                  ----------------------------------------------------

 Revenues from
  real estate
  operations       $821,410   $77,612  $ 210,183   $43,125 $ 997,106
 Exclude straight-
  line rent
  adjustment(1)      (8,955)        -          -       (44)   (8,999)
                  ----------------------------------------------------
 Adjusted revenues  812,455    77,612    210,183    43,081   988,107

 Operating
  expenses          488,443    38,617    140,702    31,532   622,060
 Add back
  depreciation and
  amortization for
  non-Real Estate
  Groups(b)             932         -      7,273         -     8,205
 Add back
  amortization of
  mortgage
  procurement
  costs for non-
  Real Estate
  Groups(d)             236         1        591         -       826
 Exclude straight-
  line rent
  adjustment(2)      (3,502)        -          -      (938)   (4,440)
                  ----------------------------------------------------
 Adjusted
  operating
  expenses          486,109    38,618    148,566    30,594   626,651

 Add interest and
  other income       29,986     2,673        800       614    28,727
 Add equity in
  earnings of
  unconsolidated
  entities           15,811         -     (2,155)        -    13,656
 Remove gain on
  disposition of
  equity method
  rental
  properties         (7,662)        -      7,662         -         -
 Add back
  provision for
  decline recorded
  on equity method      400         -       (400)        -         -
 Add back equity
  method
  depreciation and
  amortization
  expense (see
  below)             26,772         -    (26,772)        -         -
                  ----------------------------------------------------

 Net Operating
  Income            391,653    41,667     40,752    13,101   403,839

 Interest expense,
  including early
  extinguishment
  of debt          (215,427)  (19,907)   (40,752)   (5,602) (241,874)

 Gain on
  disposition of
  equity method
  rental
  properties(e)       7,662         -          -         -     7,662

 Gain on
  disposition of
  rental
  properties and
  other
  investments             -         -          -   169,211   169,211

 Provision for
  decline in real
  estate             (1,923)        -          -         -    (1,923)

 Provision for
  decline in real
  estate of equity
  method rental
  properties           (400)        -          -         -      (400)

 Depreciation and
  amortization -
  Real Estate
  Groups(a)        (129,970)  (10,714)   (25,912)   (3,639) (148,807)

 Amortization of
  mortgage
  procurement
  costs - Real
  Estate Groups(c)   (8,024)     (915)      (860)     (129)   (8,098)

 Straight-line
  rent adjustment
  (1) + (2)           5,453         -          -      (894)    4,559

 Equity method
  depreciation and
  amortization
  expense (see
  above)            (26,772)        -     26,772         -         -
                  ----------------------------------------------------

 Earnings before
  income taxes       22,252    10,131          -   172,048   184,169

 Income tax
  expense           (11,065)        -          -   (66,479)  (77,544)
                  ----------------------------------------------------

 Earnings before
  minority
  interest and
  discontinued
  operations         11,187    10,131          -   105,569   106,625

 Minority Interest  (10,131)  (10,131)         -         -         -
                  ----------------------------------------------------
 Earnings (loss)
  from continuing
  operations          1,056         -          -   105,569   106,625

 Discontinued
  operations, net
  of tax and
  minority
  interest:
   Operating
    earnings
    (loss) from
    rental
    properties        1,740         -          -    (1,740)        -
   Gain on
    disposition of
    rental
    properties      103,829         -          -  (103,829)        -
                  ----------------------------------------------------
                    105,569         -          -  (105,569)        -

                  ----------------------------------------------------
 Net earnings     $ 106,625        $-         $-        $- $ 106,625
                  ====================================================


 (a)Depreciation
  and amortization
  - Real Estate
  Groups           $129,970   $10,714    $25,912    $3,639  $148,807
 (b)Depreciation
  and amortization
  - Non-Real
  Estate Groups         932         -      7,273         -     8,205
                  ----------------------------------------------------
   Total
    depreciation
    and
    amortization   $130,902   $10,714   $ 33,185    $3,639 $ 157,012
                  ====================================================

 (c)Amortization
  of mortgage
  procurement
  costs - Real
  Estate Groups      $8,024      $915       $860      $129    $8,098
 (d)Amortization
  of mortgage
  procurement
  costs - Non-Real
  Estate Groups         236         1        591         -       826
                  ----------------------------------------------------
   Total
    amortization
    of mortgage
    procurement
    costs            $8,260      $916    $ 1,451      $129   $ 8,924
                  ====================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the nine months ended October 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662. For the nine months ended October 31, 2005, three equity method investments were sold, including Flower Park Plaza, Showcase and Colony Place, resulting in a pre-tax gain on disposition of $21,023.


Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                          Nine Months Ended October 31, 2005
                ------------------------------------------------------

                                        Plus
                                      Unconsol-
                                       idated      Plus
                    Full     Less     Invest-    Discont-   Pro-Rata
                   Consol-  Minority  ments at     inued     Consol-
                   idation  Interest Pro-Rata   Operations    idation
                ------------------------------------------------------

 Revenues from
  real estate
  operations     $827,270   $85,026   $231,690     $78,252 $1,052,186
 Exclude
  straight-line
  rent
  adjustment(1)   (11,895)        -          -         (94)   (11,989)
                ------------------------------------------------------
 Adjusted
  revenues        815,375    85,026    231,690      78,158  1,040,197

 Operating
  expenses        476,528    41,516    142,648      56,297    633,957
 Add back
  depreciation
  and
  amortization
  for non-Real
  Estate
  Groups(b)           736         -      9,858           -     10,594
 Add back
  amortization
  of mortgage
  procurement
  costs for non-
  Real Estate
  Groups(d)           286         -        453           -        739
 Exclude
  straight-line
  rent
  adjustment(2)    (4,045)        -          -      (1,761)    (5,806)
                ------------------------------------------------------
 Adjusted
  operating
  expenses        473,505    41,516    152,959      54,536    639,484

 Add interest
  and other
  income           18,485     1,645        505         366     17,711
 Add equity in
  earnings of
  unconsolidated
  entities         46,029         -    (40,103)          -      5,926
 Remove gain on
  disposition of
  equity method
  rental
  properties      (21,023)        -     21,023           -          -
 Add back
  provision for
  decline
  recorded on
  equity method       704         -       (704)          -          -
 Add back equity
  method
  depreciation
  and
  amortization
  expense (see
  below)           20,731         -    (20,731)          -          -
                ------------------------------------------------------

 Net Operating
  Income          406,796    45,155     38,721      23,988    424,350

 Interest
  expense,
  including
  early
  extinguishment
  of debt        (198,698)  (22,179)   (38,721)    (16,504)  (231,744)

 Gain on
  disposition of
  equity method
  rental
  properties(e)    21,023         -          -           -     21,023

 Gain on
  disposition of
  rental
  properties and
  other
  investments         606         -          -       9,476     10,082

 Provision for
  decline in
  real estate      (6,100)   (1,406)         -           -     (4,694)

 Provision for
  decline in
  real estate of
  equity method
  rental
  properties         (704)        -          -           -       (704)

 Depreciation
  and
  amortization -
  Real Estate
  Groups(a)      (120,296)  (13,108)   (19,825)    (11,500)  (138,513)

 Amortization of
  mortgage
  procurement
  costs - Real
  Estate
  Groups(c)        (7,211)     (982)      (906)     (1,524)    (8,659)

 Straight-line
  rent
  adjustment (1)
  + (2)             7,850         -          -      (1,667)     6,183

 Equity method
  depreciation
  and
  amortization
  expense (see
  above)          (20,731)        -     20,731           -          -
                ------------------------------------------------------

 Earnings before
  income taxes     82,535     7,480          -       2,269     77,324

 Income tax
  expense         (21,161)        -          -        (879)   (22,040)
                ------------------------------------------------------

 Earnings before
  minority
  interest and
  discontinued
  operations       61,374     7,480          -       1,390     55,284

 Minority
  Interest         (7,480)   (7,480)         -           -          -
                ------------------------------------------------------
 Earnings (loss)
  from
  continuing
  operations       53,894         -          -       1,390     55,284

 Discontinued
  operations,
  net of tax and
  minority
  interest:
   Operating
    earnings
    (loss) from
    rental
    properties     (4,424)        -          -       4,424          -
   Gain on
    disposition
    of rental
    properties      5,814         -          -      (5,814)         -
                ------------------------------------------------------
                    1,390         -          -      (1,390)         -

                ------------------------------------------------------
 Net earnings     $55,284        $-         $-          $-    $55,284
                ======================================================


 (a)Depreciation
  and
  amortization -
  Real Estate
  Groups         $120,296   $13,108    $19,825     $11,500   $138,513
 (b)Depreciation
  and
  amortization -
  Non-Real
  Estate Groups       736         -      9,858           -     10,594
                ------------------------------------------------------
   Total
    depreciation
    and
    amortization $121,032   $13,108    $29,683     $11,500   $149,107
                ======================================================

 (c)Amortization
  of mortgage
  procurement
  costs - Real
  Estate Groups    $7,211      $982       $906      $1,524     $8,659
 (d)Amortization
  of mortgage
  procurement
  costs - Non-
  Real Estate
  Groups              286         -        453           -        739
                ------------------------------------------------------
   Total
    amortization
    of mortgage
    procurement
    costs          $7,497      $982     $1,359      $1,524     $9,398
                ======================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the nine months ended October 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662. For the nine months ended October 31, 2005, three equity method investments were sold, including Flower Park Plaza, Showcase and Colony Place, resulting in a pre-tax gain on disposition of $21,023.


                        Net Operating Income (dollars in thousands)
                      ------------------------------------------------
                            Three Months Ended October 31, 2006
                      ------------------------------------------------
                                           Plus
                                         Unconsol-
                                          idated      Plus
                         Full     Less  Investments Discont- Pro-Rata
                       Consol-  Minority  at Pro-    inued    Consol-
                       idation  Interest    Rata   Operations idation

                      ------------------------------------------------

Commercial Group

     Retail

        Comparable      $44,478  $5,063     $2,892        $-  $42,307
        --------------------------------------------------------------
        Total            47,125   4,797      2,924       460   45,712

     Office Buildings

        Comparable       43,672   5,332      1,065         -   39,405
        --------------------------------------------------------------
        Total            43,959   5,150      1,010         -   39,819

     Hotels

        Comparable        4,779       -        494         -    5,273
        --------------------------------------------------------------
        Total             4,779       -        494     3,891    9,164

        Earnings from
         Commercial
         Land Sales       7,647     766          -         -    6,881

        Development
         Fees               258     103          -         -      155

        Other            (7,294)  1,039        (14)        -   (8,347)
        --------------------------------------------------------------

Total Commercial Group

        Comparable       92,929  10,395      4,451         -   86,985
        --------------------------------------------------------------
        Total            96,474  11,855      4,414     4,351   93,384

Residential Group

     Apartments

        Comparable       25,859     613      5,954         -   31,200
        --------------------------------------------------------------
        Total            29,790   1,193      7,896       (65)  36,428

Total Real Estate
 Groups

        Comparable      118,788  11,008     10,405         -  118,185
        --------------------------------------------------------------
        Total           126,264  13,048     12,310     4,286  129,812

Land Development Group   14,302     807        171         -   13,666

The Nets                 (1,342)      -        479         -     (863)

Corporate Activities    (12,464)      -          -         -  (12,464)

----------------------------------------------------------------------
Grand Total            $126,760 $13,855   $ 12,960    $4,286 $130,151


                      ------------------------------------------------
                            Three Months Ended October 31, 2005
                      ------------------------------------------------
                                           Plus
                                         Unconsol-
                                          idated      Plus
                         Full     Less  Investments Discont- Pro-Rata
                       Consol-  Minority  at Pro-    inued    Consol-
                       idation  Interest    Rata   Operations idation

                      ------------------------------------------------

Commercial Group

     Retail

        Comparable      $42,320  $4,713     $2,912        $-  $40,519
        --------------------------------------------------------------
        Total            41,315   3,627      2,966       415   41,069

     Office Buildings

        Comparable       41,382   4,721      1,100         -   37,761
        --------------------------------------------------------------
        Total            41,148   4,693        983         -   37,438

     Hotels

        Comparable        4,475       -        445         -    4,920
        --------------------------------------------------------------
        Total             4,475       -        445     7,186   12,106

        Earnings from
         Commercial
         Land Sales       6,395     227          -         -    6,168

        Development
         Fees             1,052     421          -         -      631

        Other             2,140   2,290         24         -     (126)
        --------------------------------------------------------------

Total Commercial Group

        Comparable       88,177   9,434      4,457         -   83,200
        --------------------------------------------------------------
        Total            96,525  11,258      4,418     7,601   97,286

Residential Group

     Apartments

        Comparable       23,475     594      6,160         -   29,041
        --------------------------------------------------------------
        Total            23,938   1,250      7,397     1,454   31,539

Total Real Estate
 Groups

        Comparable      111,652  10,028     10,617         -  112,241
        --------------------------------------------------------------
        Total           120,463  12,508     11,815     9,055  128,825

Land Development Group   22,323     961        (48)        -   21,314

The Nets                 (3,781)      -        516         -   (3,265)

Corporate Activities     (9,420)      -          -         -   (9,420)

----------------------------------------------------------------------
Grand Total            $129,585 $13,469    $12,283    $9,055 $137,454


                       -----------------------
                              % Change
                       -----------------------
                           Full      Pro-Rata
                          Consol-    Consol-
                          idation    idation

                        ----------------------

Commercial Group

     Retail

        Comparable             5.1%       4.4%
        ---------------
        Total

     Office Buildings

        Comparable             5.5%       4.4%
        ---------------
        Total

     Hotels

        Comparable             6.8%       7.2%
        ---------------
        Total

        Earnings from
         Commercial
         Land Sales

        Development
         Fees

        Other
        ---------------

Total Commercial Group

        Comparable             5.4%       4.5%
        ---------------
        Total

Residential Group

     Apartments

        Comparable            10.2%       7.4%
        ---------------
        Total

Total Real Estate
 Groups

        Comparable             6.4%       5.3%
        ---------------
        Total

Land Development Group

The Nets

Corporate Activities

-----------------------
Grand Total


                         Net Operating Income (dollars in thousands)
                       -----------------------------------------------
                             Nine Months Ended October 31, 2006
                       -----------------------------------------------
                                           Plus
                                         Unconsol-
                                          idated      Plus
                         Full     Less  Investments Discont- Pro-Rata
                        Consol- Minority  at Pro-    inued    Consol-
                        idation Interest    Rata   Operations idation

                       -----------------------------------------------

Commercial Group

     Retail

        Comparable     $136,101 $14,950     $8,256        $- $129,407
        --------------------------------------------------------------
        Total           144,160  13,391      9,065     1,808  141,642

     Office Buildings

        Comparable      132,479  16,206      3,275         -  119,548
        --------------------------------------------------------------
        Total           132,841  16,417      3,105         -  119,529

     Hotels

        Comparable       11,003       -      1,456         -   12,459
        --------------------------------------------------------------
        Total            11,003       -      1,456    11,120   23,579

        Earnings from
         Commercial
         Land Sales      18,196     924          -         -   17,272

        Development
         Fees               719     288          -         -      431

        Other           (15,524)  4,994        101         -  (20,417)
        --------------------------------------------------------------

Total Commercial Group

        Comparable      279,583  31,156     12,987         -  261,414
        --------------------------------------------------------------
        Total           291,395  36,014     13,727    12,928  282,036

Residential Group

     Apartments

        Comparable       76,645   1,876     18,630         -   93,399
        --------------------------------------------------------------
        Total            92,823   2,867     23,554       173  113,683

Total Real Estate
 Groups

        Comparable      356,228  33,032     31,617         -  354,813
        --------------------------------------------------------------
        Total           384,218  38,881     37,281    13,101  395,719

Land Development Group   52,279   2,786        660         -   50,153

The Nets                (14,084)      -      2,811         -  (11,273)

Corporate Activities    (30,760)      -          -         -  (30,760)

----------------------------------------------------------------------
Grand Total            $391,653 $41,667   $ 40,752   $13,101 $403,839

----------------------------------------------------------------------


                       -----------------------------------------------
                             Nine Months Ended October 31, 2005
                       -----------------------------------------------
                                           Plus
                                         Unconsol-
                                          idated      Plus
                         Full     Less  Investments Discont- Pro-Rata
                        Consol- Minority  at Pro-    inued    Consol-
                        idation Interest    Rata   Operations idation

                       -----------------------------------------------

Commercial Group

     Retail

        Comparable     $128,938 $14,654     $8,647        $- $122,931
        --------------------------------------------------------------
        Total           134,010  12,166      8,942     1,722  132,508

     Office Buildings

        Comparable      128,856  15,446      3,139         -  116,549
        --------------------------------------------------------------
        Total           130,068  16,599      2,964         -  116,433

     Hotels

        Comparable        9,713       -      1,432         -   11,145
        --------------------------------------------------------------
        Total             9,713       -      1,432    16,480   27,625

        Earnings from
         Commercial
         Land Sales      37,975   2,331          -         -   35,644

        Development
         Fees             7,714   3,085          -         -    4,629

        Other           (11,388)  3,788        108         -  (15,068)
        --------------------------------------------------------------

Total Commercial Group

        Comparable      267,507  30,100     13,218         -  250,625
        --------------------------------------------------------------
        Total           308,092  37,969     13,446    18,202  301,771

Residential Group

     Apartments

        Comparable       70,376   1,690     18,421         -   87,107
        --------------------------------------------------------------
        Total            71,606   3,610     23,092     5,786   96,874

Total Real Estate
 Groups

        Comparable      337,883  31,790     31,639         -  337,732
        --------------------------------------------------------------
        Total           379,698  41,579     36,538    23,988  398,645

Land Development Group   69,818   3,576        191         -   66,433

The Nets                (16,997)      -      1,992         -  (15,005)

Corporate Activities    (25,723)      -          -         -  (25,723)

----------------------------------------------------------------------
Grand Total            $406,796 $45,155    $38,721   $23,988 $424,350

----------------------------------------------------------------------


                         ------------------------------
                                    % Change
                         ------------------------------
                               Full         Pro-Rata
                             Consol-        Consol-
                             idation        idation

                          -----------------------------

Commercial Group

     Retail

        Comparable                  5.6%           5.3%
        -----------------
        Total

     Office Buildings

        Comparable                  2.8%           2.6%
        -----------------
        Total

     Hotels

        Comparable                 13.3%          11.8%
        -----------------
        Total

        Earnings from
         Commercial Land
         Sales

        Development Fees

        Other
        -----------------

Total Commercial Group

        Comparable                  4.5%           4.3%
        -----------------
        Total

Residential Group

     Apartments

        Comparable                  8.9%           7.2%
        -----------------
        Total

Total Real Estate Groups

        Comparable                  5.4%           5.1%
        -----------------
        Total

Land Development Group

The Nets

Corporate Activities

-------------------------
Grand Total

-------------------------


Development Pipeline
----------------------------------------------------------------------
October 31, 2006
2006 Openings and Acquisitions(9)
                                                        FCE    Pro-
                                         Dev           Legal   Rata
                                         (D)   Date  Ownership FCE%
                                         Acq Opened/     %      (i)
Property/Location                        (A) Acquired (i)(1)    (2)
----------------------------------------------------------------------

Retail Centers:
Northfield at Stapleton/Denver, CO            Q4-05/
                                              Q1-06/
                                          D   Q3-06      95.0%  97.9%
Metreon(c)/San Francisco, CA             A/D  Q1-06      50.0%  50.0%
San Francisco Centre & Emporium(c)/San
 Francisco, CA                           A/D  Q3-06      50.0%  50.0%

Office:
Resurrection Health Care/Skokie, IL       A   Q1-06     100.0% 100.0%
Advent Solar(c)/
 Albuquerque, NM                          D   Q3-06      50.0%  50.0%
Bulletin Building(c)/San Francisco, CA A/D Q3-06 50.0% 50.0% Stapleton Medical Office Building/Denver,
 CO                                       D   Q3-06      90.0%  90.0%


Residential:
Sky 55/Chicago, IL                        D   Q1-06     100.0% 100.0%
1251 S. Michigan/Chicago, IL              D   Q1-06     100.0% 100.0%


Total Openings (d)


----------------------------------------------------------------------
Residential Phased-In Units (c)(e):
Arbor Glenn/Twinsburg, OH                 D  2004-07     50.0%  50.0%
Woodgate/Evergreen Farms/Olmsted
 Township, OH                             D  2004-07     33.0%  33.0%
Pine Ridge Expansion/Willoughby Hills, OH D  2005-06     50.0%  50.0%
Cobblestone Court/Painesville, OH         D  2006-08     50.0%  50.0%
Total (f)

----------------------------------------------------------------------
See Attached 2006 Footnotes

Development Pipeline
----------------------------------------------------------------------
October 31, 2006
2006 Openings and Acquisitions(9)
                                           Cost at
                                             FCE
                                            Pro-
                           Cost at           Rata
                            Full            Share
                           Consol-  Total   (Non-
                           idation  Cost    GAAP)  Sq. ft./   Gross
                           (GAAP)  at 100%   (b)    No. of   Leasable
Property/Location            (a)     (3)   (2)X(3)  Units      Area
----------------------------------------------------------------------
                                (in millions)
                          ------------------------
Retail Centers:
Northfield at
 Stapleton/Denver, CO      $182.5   $182.5 $178.5 1,170,000 560,000(j)
Metreon(c)/San Francisco,
 CA                           0.0     40.0   20.0   290,000   290,000
San Francisco Centre &
 Emporium(c)/San
 Francisco, CA                0.0    598.0  299.0 1,462,000 812,000(k)
                          --------------------------------------------
                           $182.5   $820.5 $497.5 2,922,000 1,662,000
                          ------------------------====================
Office:
Resurrection Health
 Care/Skokie, IL             $4.8     $4.8   $4.8    40,000
Advent Solar(c)/
 Albuquerque, NM              0.0     10.2    5.1    88,000
Bulletin Building(c)/San
 Francisco, CA                0.0     27.0   13.5    87,000
Stapleton Medical Office
 Building/Denver, CO         10.3     10.3    9.3    45,000
                          ----------------------------------
                            $15.1    $52.3  $32.7   260,000
                          ------------------------==========

Residential:
Sky 55/Chicago, IL         $113.2   $113.2 $113.2       411
1251 S. Michigan/Chicago,
 IL                          16.7     16.7   16.7        91
                          ----------------------------------
                           $129.9   $129.9 $129.9       502
                          ------------------------==========

                          ------------------------
Total Openings (d)         $327.5 $1,002.7 $660.1
                          ========================


------------------------------------------------------------
Residential Phased-In                             Opened in
 Units (c)(e):                                     '06/Total
                                                  ----------
Arbor Glenn/Twinsburg, OH    $0.0    $18.4   $9.2    48/288
Woodgate/Evergreen
 Farms/Olmsted Township,
 OH                           0.0     22.9    7.6   132/348
Pine Ridge
 Expansion/Willoughby
 Hills, OH                    0.0     16.4    8.2    36/162
Cobblestone
 Court/Painesville, OH        0.0     24.6   12.3   112/304
                          ----------------------------------
Total (f)                    $0.0    $82.3  $37.3 328/1,102
                           =================================

----------------------------------------------------------------------
See Attached 2006 Footnotes


Development Pipeline
----------------------------------------------------------------------

October 31, 2006
Under Construction or to be Acquired (19)
                                                        FCE    Pro-
                                      Dev              Legal   Rata
                                      (D)            Ownership FCE%
                                      Acq Anticipated    %      (i)
Property/Location                     (A)   Opening   (i)(1)    (2)
----------------------------------------------------------------------

Retail Centers:
Promenade
 Bolingbrook/
 Bolingbrook, IL                       D     Q2-07      100.0% 100.0%
Rancho Cucamonga Leggio/Rancho
 Cucamonga, CA                         D     Q2-07       80.0%  80.0%
Orchard Town Ctr./                             2006/
 Westminster, CO                       D        2007    100.0% 100.0%
East River Plaza(c)/
 Manhattan, NY                         D     Q3-08       35.0%  50.0%

Office:
Edgeworth Building/
 Richmond, VA                          D     Q4-06      100.0% 100.0%
Illinois Science and Technology Park
 Building A(r)/Skokie, IL             A/D    Q4-06      100.0% 100.0%
Illinois Science and Technology Park -
 Building Q(r)/Skokie, IL             A/D    Q4-07      100.0% 100.0%
New York Times/Manhattan, NY           D     Q3-07       70.0% 100.0%
Johns Hopkins - 855 North
 WolfeSt./East Baltimore, MD           D     Q1-08       77.5%  77.5%


Residential:
Cutters Ridge at Tobacco
 Row(s)/Richmond, VA                   D     Q4-06      100.0% 100.0%
Sterling Glen of Roslyn(g)/
 Roslyn, NY                            D     Q2-07       40.0% 100.0%
Stapleton Town Center - Botanica Phase
 II(p)/Denver, CO                      D     Q3-07       90.0%  90.0%
Uptown Apartments(c)/
 Oakland, CA                           D     Q2-08       50.0%  50.0%
Ohana Military Communities
 (c)(e)/
 Honolulu, HI                          D   2005-2008     10.0%  10.0%
Dallas Mercantile/
 Dallas, TX                            D     Q4-08      100.0% 100.0%
Lucky Strike/Richmond, VA              D     Q1-08      100.0% 100.0%
Military Housing - Navy Midwest(c)/
 Chicago, IL                           D     Q1-09       25.0%  25.0%

Condominiums:
1100 Wilshire(c)/Los Angeles, CA       D     Q4-06       50.0%  50.0%
Mercury(c)/Los Angeles, CA             D     Q3-07       50.0%  50.0%


Total Under Construction (h)
LESS: Above properties to be sold as
 condominiums
Under Construction less Condominiums


----------------------------------------------------------------------
Residential Phased-In Units(c)(e):
Arbor Glenn/Twinsburg, OH              D     2004-07     50.0%  50.0%
Woodgate/
 Evergreen
 Farms/Olmsted
 Township, OH                          D     2004-07     33.0%  33.0%
Pine Ridge Expansion/
 Willoughby
 Hills, OH                             D     2005-06     50.0%  50.0%
Cobblestone Court/
 Painesville, OH                       D     2006-08     50.0%  50.0%
Stratford Crossing/
 Wadsworth, OH                         D     2007-09     50.0%  50.0%
Total (m)

Development Pipeline
----------------------------------------------------------------------

October 31, 2006
Under Construction or to be Acquired (19)
                                     Cost at
                                       FCE
                   Cost at          Pro-Rata
                    Full              Share
                   Consol-   Total    (Non-                       Pre-
                   idation   Cost     GAAP)   Sq. ft./    Gross   Lea-
                   (GAAP)   at 100%    (b)     No. of   Leasable  sed
Property/Location    (a)      (3)    (2)X(3)   Units      Area     %
----------------------------------------------------------------------
                         (in millions)
                 ----------------------------
Retail Centers:
Promenade
 Bolingbrook/
 Bolingbrook, IL    $134.8   $134.8   $134.8   743,000  417,000(l) 54%
Rancho Cucamonga
 Leggio/Rancho
 Cucamonga, CA        41.2     41.2     33.0   180,000    180,000 100%
Orchard Town
 Ctr./
 Westminster, CO     137.1    137.1    137.1   970,000 556,000(q)  16%
East River
 Plaza(c)/
 Manhattan, NY         0.0    347.3    173.7   514,000    514,000  64%
                 -------------------------------------------------
                   $ 313.1  $660.4    $478.6 2,407,000 1,667,000
                 ----------------------------=====================
Office:
Edgeworth
 Building/
 Richmond, VA        $35.0    $35.0    $35.0   142,000             60%
Illinois Science
 and Technology
 Park Building
 A(r)/Skokie, IL      27.4     27.4     27.4   225,000             63%
Illinois Science
 and Technology
 Park - Building
 Q(r)/Skokie, IL      45.6     45.6     45.6   160,000              0%
New York
 Times/Manhattan,
 NY                  507.3    507.3    507.3 734,000(o)            75%
Johns Hopkins -
 855 North
 WolfeSt./East
 Baltimore, MD       104.5    104.5     81.0   278,000             36%
                 --------------------------------------
                    $719.8   $719.8   $696.3 1,539,000
                 ----------------------------==========

Residential:
Cutters Ridge at
 Tobacco
 Row(s)/Richmond,
 VA                   $4.8     $4.8     $4.8        12
Sterling Glen of
 Roslyn(g)/
 Roslyn, NY           79.2     79.2     79.2       158
Stapleton Town
 Center -
 Botanica Phase
 II(p)/Denver, CO     26.3     26.3     23.7       154
Uptown
 Apartments(c)/
 Oakland, CA           0.0    188.5     94.3       665
Ohana Military
 Communities
 (c)(e)/
 Honolulu, HI          0.0    316.5     31.7     1,952
Dallas
 Mercantile/
 Dallas, TX          123.2    123.2    123.2     366(n)
Lucky
 Strike/Richmond,
 VA                   37.3     37.3     37.3       131
Military Housing
 - Navy
 Midwest(c)/
 Chicago, IL           0.0    264.9     66.2     1,658
                 --------------------------------------
                    $270.8 $1,040.7   $460.4     5,096
                 ----------------------------==========
Condominiums:                                           Pre-Sold%
                                                       -----------
1100
 Wilshire(c)/Los
 Angeles, CA          $0.0   $127.8    $63.9       228         66%
Mercury(c)/Los
 Angeles, CA           0.0    145.0     72.5       238         29%
                 --------------------------------------
                      $0.0   $272.8   $136.4       466
                 ----------------------------==========

                 ----------------------------
Total Under
 Construction (h) $1,303.7 $2,693.7 $1,771.7
                 ============================
LESS: Above
 properties to be
 sold as
 condominiums        $ 0.0   $272.8   $136.4
                 ----------------------------
Under
 Construction
 less
 Condominiums     $1,303.7 $2,420.9 $1,635.3
                 ============================


-------------------------------------------------------
Residential                                    Under
 Phased-In                                    Const./
 Units(c)(e):                                  Total
                                             ----------
Arbor
 Glenn/Twinsburg,
 OH                   $0.0    $18.4     $9.2    48/288
Woodgate/
 Evergreen
 Farms/Olmsted
 Township, OH          0.0     22.9      7.6    12/348
Pine Ridge
 Expansion/
 Willoughby
 Hills, OH             0.0     16.4      8.2    57/162
Cobblestone
 Court/
 Painesville, OH       0.0     24.6     12.3   192/304
Stratford
 Crossing/
 Wadsworth, OH         0.0     24.1     12.1   108/348
                 --------------------------------------
Total (m)             $0.0   $106.4    $49.4 417/1,450
                 ----------------------------==========


                                                  Development Pipeline
2006 FOOTNOTES
----------------------------------------------------------------------

(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
(b) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
(c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
(d) The difference between the full consolidation amount (GAAP) of $327.5 million of cost to the Company's pro-rata share (a non-GAAP measure) of $660.1 million of cost consists of a reduction to full consolidation for minority interest of $5.0 million of cost and the addition of its share of cost for unconsolidated investments of $337.6 million.
(e) Phased-in openings. Costs are representative of the total project.
(f) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $37.3 million of cost consists of the Company's share of cost for unconsolidated investments of $37.3 million.
(g) Supported-living property.
(h) The difference between the full consolidation amount (GAAP) of $1,303.7 million of cost to the Company's pro-rata share (a non-GAAP measure) of $1,771.7 million of cost consists of a reduction to full consolidation for minority interest of $34.3 million of cost and the addition of its share of cost for unconsolidated investments of $502.3 million.
(i) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership. The Company consolidates its investments in these projects in accordance with FIN No. 46(R) at a consolidation percentage that is reflected in the Pro-Rata FCE % column.
(j) Includes all phases of Northfield at Stapleton including Phase I which opened in Q4-05. Also, includes 34,000 square feet of office space.
(k) Includes San Francisco Centre and Emporium which were previously reported separately. Includes 235,000 square feet of office space.
(l) Includes 39,000 square feet of office space.
(m) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $49.4 million of cost consists of Forest City's share of cost for unconsolidated investments of $49.4 million.
(n) Project includes 18,000 square feet of retail space.
(o) Includes 23,000 square feet of retail space.
(p) Phased opening: Phase I is scheduled to open Q1-07 and Phase II
     Q2-07.
(q) Includes 177,000 square feet for Target and 97,000 square feet for JC Penney that opened in Q3-06, as well as 16,000 square feet of office.
(r) As of October 31, 2006 the phases of Illinois Science and Technology Park have been broken out. Therefore, two phases are under construction and two phases are under development.
(s) Formerly a condominium project.


            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

  We use NOI, along with EBDT as discussed on pages 2-3, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in both three and nine months ended
   October 31, 2006 and 2005. The following schedules on pages 6-7 present comparable NOI for each of our major product lines, as well as strategic business unit under which these product lines operate. A reconciliation of NOI to the most comparable GAAP measure, net earnings, is presented on pages 8-9. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 35-
                                  46.

    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith, Executive Vice President,
             Chief Financial Officer, 216-621-6060
             or
             Thomas T. Kmiecik, Assistant Treasurer, 216-621-6060 or
             On The Web: www.forestcity.net